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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 2, 2005

                        EQUITY LIFESTYLE PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)


           MARYLAND                        1-11718                36-3857664
(State or other jurisdiction of          (Commission            (IRS Employer
        incorporation)                   File Number)        Identification No.)

  TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS                      60606
    (Address of principal executive offices)                      (Zip Code)

                                 (312) 279-1400
              (Registrant's telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report.)

================================================================================
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 2, 2005, Equity LifeStyle Properties, Inc. (the "Company") issued a press release announcing that it had completed the previously announced refinancing of approximately $293 million of secured debt maturing in 2007 with an effective interest rate of 6.8 percent per annum. The transaction generated approximately $337 million in proceeds from loans secured by individual mortgages on 20 properties. The proceeds were used to defease the $293 million of secured debt on two cross-collateralized loan pools consisting of 35 properties, and to repay amounts borrowed under the Company's lines of credit, leaving the Company with remaining availability under its lines of credit of approximately $135 million. The blended interest rate on the refinancing is approximately 5.3% per annum, and the loans have a maturity of ten years. Each loan was made to a Company-affiliated entity as the borrower, and each such loan was guaranteed by MHC Operating Limited Partnership, another affiliate of the Company. With respect to each individual loan either GMAC Commercial Mortgage Corporation, Bank of America, N.A., or LaSalle Bank National Association was the lender. The loans are non-recourse to the Company. Each loan is secured by an individual mortgage on a property owned by the borrower entity. The loans mature on December 1, 2015 and bear interest at various rates between 5.27% and 5.385% per annum. Interest-only payments are required for the first 24 or 36 months (as applicable with respect to each individual loan), payable monthly. Principal and interest payments will become due in the months thereafter, payable monthly. Principal amounts repaid cannot be re-borrowed. Upon the occurrence and continuance of certain events of default, the lenders may elect to accelerate the outstanding principal and accrued and unpaid interest. The Guaranty of MHC Operating Limited Partnership is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference. Except for loan-specific information, such as the identity of the borrower and the lender, principal amount, interest rates and collateral, the forms of the loan documents are substantially the same. As an example, the Mortgage, Security Agreement and Fixture Filing dated December 1, 2005 by and between MHC Eldorado Village, L.L.C. and Bank of America, N.A. is filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference. A schedule identifying the other borrowers is filed as Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1    Press Release dated December 2, 2005.
99.2    Guaranty of MHC Operating Limited Partnership dated December 1, 2005.
99.3 Mortgage, Security Agreement and Fixture Filing dated December 1, 2005 by and between MHC Eldorado Village, L.L.C. and Bank of America, N.A.
99.4    Schedule identifying other borrowers


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        EQUITY LIFESTYLE PROPERTIES, INC.
                                                   (REGISTRANT)




Date:  December 8, 2005                 By: /s/ Michael B. Berman
                                            ------------------------------------
                                        Michael B. Berman
                                        Vice President, Treasurer and
                                          Chief Financial Officer